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                                                                     EXHIBIT 3.4
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                           CERTIFICATE OF DESIGNATION
                     OF THE POWERS, PREFERENCES AND RIGHTS
                         OF SERIES B PREFERRED STOCK OF
                            SCOVILL HOLDINGS, INC.
                              AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

          The undersigned, David J. Barrett and Martin A. Moore, hereby certify:

          That they are the President and the Secretary, respectively, of SCOVILL HOLDINGS, INC., a Delaware corporation (the "Corporation").
                                                     -----------

          That pursuant to the authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Company has duly adopted the following preambles and resolutions:

          "WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Company, to fix by resolution or resolutions the designation of each series of Preferred Stock of the Company (the "Preferred Stock") and the powers, preferences and
                              ---------------
   relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolutions or distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolutions of the Board under the General Corporation Law of Delaware;

          WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of two series of Preferred Stock and the number of shares constituting such series;

          RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions set forth below:

          1.  Title.  This Board of Directors hereby authorizes a series of
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   preferred stock for this Corporation designated as "Series B Preferred
   Stock" and referred to in these resolutions as "Series B Preferred Stock".
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          2.  Number.  The number of shares constituting the Series B Preferred
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   Stock shall be 6,000,000.

          3.  Liquidation Rights. Upon any liquidation, dissolution or winding
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   up of the Corporation, whether voluntary or involuntary, the Series B
   Preferred Stock shall be entitled, before any distribution is made with respect to any capital stock (other than common stock and any capital stock that expressly provides that it ranks junior to the Series B Preferred Stock), to be paid $9.90 per share, and the Series B Preferred Stock shall not be entitled to any further payment. In case the net assets of the Corporation are insufficient to pay all outstanding shares of Series B Preferred Stock the amount to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Series B Preferred Stock.

          4.  Voting.
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          4.1  No Voting Rights Generally.  The holders of Series B Preferred
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   Stock, except as otherwise required under Delaware law or as set forth in this paragraph 4, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          4.2  Actions Requiring Vote of Series B Preferred Stock.  The
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   Corporation shall not at any time, except with the affirmative vote of the holders of at least a majority of the shares of the Series B Preferred Stock at the time outstanding, (a) authorize any class of stock ranking prior to the Series B Preferred Stock either as to rights on liquidation or as to dividends (it being understood that the foregoing shall not apply to the Corporation's Series A Cumulative Redeemable Exchangeable Preferred Stock) or
   (b) amend the Certificate of Incorporation or the Bylaws of the Corporation so as to affect adversely the relative rights, preferences or limitations of the shares of the Series B Preferred Stock. No separate vote or consent of the Series Stock shall be required in connection with the authorization of, or the increase of the total number of authorized shares of, any class of stock ranking pari passu with or junior to the Series B Preferred Stock as to rights on liquidation and as to dividends.

          5.  Redemption.
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          5.1  Mandatorv Redemption.  The Corporation shall redeem all of the
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   outstanding shares of Series B Preferred Stock from funds lawfully available therefor twenty-one
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   (21) days after the consummation of any of the following events (each, a
   "Redemption Event"): (a) a public offering of shares of Common Stock of the
    ----------------
   Corporation, or of securities convertible or exchangeable into or exercisable for shares of Common Stock, pursuant to the Securities Act of 1933 (the "Act"); (b) a reorganization, merger or consolidation with one or more other
    ---
   corporations as a result of which the Company is not the surviving corporation or the Company survives as a subsidiary (at least majority owned) of another corporation; or (c) the sale of substantially all of the assets and property of the Corporation to another corporation.

          5.2  Optional Redemption.  If the Board of Directors shall determine,
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   in its sole discretion, to recapitalize the debt or equity of the
   Corporation, or both, and, as part of such recapitalization, to redeem the Series B Preferred Stock, the Corporation, at its option, exercised under authority of its Board of Directors, may redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock.

          5.3  Procedure. The following procedure shall apply to redemptions of
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   Series B Preferred Stock:

          (A) In any redemption of Series B Preferred Stock, the Corporation shall pay therefor $9.90 in cash per share said sum being sometimes hereinafter called the "redemption price".

          (B) Notice of any proposed redemption shall be mailed by the Corporation, postage prepaid, not less than twenty (20) days nor more than sixty (60) days prior to the date fixed for redemption, to each holder of record of shares of Series B Preferred Stock, at such holder's address as shown on the records of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Corporation is located. Such notice shall state the date fixed for redemption and the redemption price and shall call upon each holder of shares of Series B Preferred Stock to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed.

          (C) On or after the date fixed for redemption and stated in such notice, each holder of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption
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   shall have been duly given, and, if, on the date fixed for redemption, funds necessary for the redemption are available therefor, then, notwithstanding that the certificates evidencing the Series B Preferred Stock called for redemption shall not have been surrendered, and all voting rights of such shares shall terminate on said date.

          (D) If, on or prior to any date fixed for redemption of Series B Preferred Stock, the Corporation deposits with any bank or trust company in the State of New York, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the Series B Preferred Stock called for redemption, with irrevocable instructions and authority to pay, on or after the date fixed for redemption, the redemption price of such shares to their respective holders upon surrender of their share certificates, and if the notice described above designates such bank or trust company as the place to which such certificates are to be surrendered, such deposit shall constitute full payment of the redemption price of the shares to be redeemed, and, from and after the date fixed for redemption, such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon surrender of their certificates therefor. If the holders of Series B Preferred Stock so called for redemption shall not have claimed any funds so deposited prior to the end of six years from the date fixed for redemption of such shares, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders, and such holders shall look only to the Corporation for payment of the redemption price.

          (E) The Series B Preferred Stock redeemed pursuant to this paragraph 5 shall revert to the status of authorized but unissued preferred stock and may thereafter have such characteristics and designations as the Board of Directors may determine."

          That the authorized number of shares of Preferred Stock is 16,200,000, of which 100,000 have been issued as Series A Cumulative Redeemable Exchangeable Preferred Stock, and the number of shares constituting the Series B Preferred Stock, none of which have been issued, is 6,000,000.
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          Each of the undersigned further declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his or her own knowledge.

Dated: November 26, 1997

________________________                          _____________________________
David J. Barrett,                                 Martin A. Moore, Secretary
President